Exhibit 99.1

Exzeo Announces Fourth Quarter and Full Year 2025 Financial Results

Managed Premium1 up 139% year-over-year to $1.39 billion;

Revenue up 62% year-over-year to $217.0 million;

Pre-Tax Income increased 213% to $110.3 million

Tampa, Fla. - (Business Wire) - February 25, 2026 - Exzeo Group, Inc. (NYSE:XZO) today announced financial results for the fourth quarter and full year ended December 31, 2025.

"Our full year performance underscores the strength and scalability of the Exzeo Platform," said Paresh Patel, Exzeo's Chairman and Chief Executive Officer. "Since completing our IPO, we’ve deepened our relationships with existing carrier partners and expanded with new customers, while delivering strong revenue growth and solid profitability."

Fourth Quarter 2025 Highlights (Comparisons to Fourth Quarter 2024)

•
Revenue increased 20% to $53.3 million from $44.5 million, driven primarily by growth in underwriting and management services from the expansion in the scope of services provided at the beginning of 2025.
•
Net income from continuing operations was $22.0 million, and basic and diluted earnings per share2 were $0.25, compared with $11.7 million and $0.15 in the prior year period.
•
Managed Premium increased 139% to $1.39 billion from $580.3 million, reflecting continued adoption of Exzeo's Insurance-as-a-Service platform.
•
Annual Recurring Revenue3 increased to $214.9 million as of December 31, 2025, up from $138.5 million as of December 31, 2024, highlighting strong growth in recurring revenue streams.
•
Adjusted EBITDA4 increased to $28.0 million from $16.8 million, and Adjusted EBITDA Margin4 increased to 55% from 46%, underscoring scalability and cost efficiency.
•
A sixth insurance company joined the Exzeo platform in the fourth quarter.

Full Year 2025 Highlights (Comparisons to Full Year 2024)

•
Revenue increased 62% to $217.0 million from $133.9 million, driven primarily by growth in underwriting and management services from our existing customer base and expansion in the scope of services provided to customers at the beginning of 2025.
•
Net income from continuing operations was $82.7 million, and basic and diluted earnings per share were $0.99, compared with $26.1 million, and $0.20 in the prior year.
•
Adjusted EBITDA increased to $111.5 million from $44.0 million and Adjusted EBITDA Margin increased to 54% from 37%.
•
Cash from operating activities increased to $100.3 million from $49.3 million. As a result, Free Cash Flow4 increased to $97.5 million from $45.9 million.

Liquidity and Capital Resources

As of December 31, 2025, Exzeo had:

•
Cash and cash equivalents of $305.4 million, compared with $54.5 million as of December 31, 2024; and
•
Working capital of $241.4 million, compared to $10.9 million as of December 31, 2024.

Conference Call Information:

Exzeo Group management will host a conference call today, February 25, 2026, at 5:45 p.m. Eastern time (2:45 p.m. Pacific time). Interested parties can listen to the live presentation by dialing the listen-only number below or by using the webcast link below or on the Investor Information section of the company’s website at investors.exzeo.com

Toll-Free: (800) 715-9871
International Toll: (646) 307-1963
Conference ID: 2747849

Webcast Link

A replay of the call will be available after 8:00 p.m. Eastern Time on the same day as the call on the company’s Investor Relations website at investors.exzeo.com.

End Notes

1. Managed Premium is a key operating measure defined as the aggregate gross dollar value of in-force premiums processed, managed, or administered by Exzeo's software solutions as of period end, excluding associated policy fee income.

2. Earnings per share is calculated in accordance with GAAP. Certain unvested restricted stock awards are considered participating securities because they carry non-forfeitable dividend and voting rights and share in the Company's earnings. Refer to Basic and Diluted Per Share table for additional information.

3. Annual Recurring Revenue is a key operating measure defined as the sum of each customer's managed premium multiplied by its contractual fee rate, plus any applicable policy fee income associated with managed policies, as of the period end date, excluding non-recurring revenue such as catastrophe services.

4. Adjusted EBITDA, Adjusted Revenue, Adjusted EBITDA Margin, and Free Cash Flow are non-GAAP financial measures. Please see discussion of non-GAAP financial measures at the end of this press release for more information.

About Exzeo Group, Inc.

Exzeo Group is a leading innovator in technology solutions purpose-built for property and casualty (P&C) insurance carriers, with a strong focus on the expansive homeowners insurance market. Through its completely internally developed "Insurance-as-a-Service" platform, Exzeo delivers a comprehensive suite of digital tools and services that streamline every aspect of carrier and agent operations—from quoting and underwriting to policy administration, claims handling, data analytics, and financial reporting. By integrating advanced technology with deep industry expertise, Exzeo empowers P&C insurers to enhance underwriting precision, drive operational efficiency, and achieve superior performance across the insurance value chain.

For more information, please visit exzeo.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts included in this release, are forward-looking statements. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements, and these forward-looking statements may include, without limitation, statements regarding growth strategies and future performance and profitability. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties, which may include, without limitation, our ability to maintain our current level of profitability, the regulated environment in which we operate, the ownership of a controlling interest in our common stock by HCI Group, Inc., and the current dependence on HCI Group, Inc. for substantially all of our revenues. These and other risks and uncertainties are identified in our filings with the Securities and Exchange Commission, including those factors discussed under the captions entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2025, when filed. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. Exzeo Group, Inc. disclaims all obligations to update any forward-looking statements.

EXZEO GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

	As of December 31,
(in thousands, except share and per share amounts)	2025	2024
Assets:
Current assets:
Cash and cash equivalents	$305,372	$54,502
Accounts receivable	2,906	—
Receivable from related parties	11,295	2,581
Prepaid expense	1,483	609
Current contract cost assets	4,722	6,397
Income taxes receivable	—	3,099
Other current assets	43	42
Total current assets	325,821	67,230
Non-current assets:
Property and equipment, net	10,662	10,752
Operating lease right-of-use assets	6,884	8,052
Non-current contract cost assets	1,118	3,132
Deferred income taxes, net	2,975	—
Other assets	274	275
Total non-current assets	21,913	22,211
Total assets	$347,734	$89,441
Liabilities and Stockholders' Equity:
Current liabilities:
Current contract liabilities	$70,893	$47,210
Commissions payable	4,605	4,320
Accounts payable and accrued liabilities	2,950	2,134
Operating lease liabilities	2,413	2,132
Income taxes payable	2,455	—
Payable to related parties	1,073	580
Total current liabilities	84,389	56,376
Non-current liabilities:
Non-current contract liabilities	3,567	8,366
Operating lease liabilities	4,832	6,219
Deferred income taxes, net	—	2,121
Other liabilities	790	852
Total non-current liabilities	9,189	17,558
Total liabilities	93,578	73,934
Commitments and contingencies
Stockholders' equity:
Common stock ($0.001 par value, 184,000,000 shares authorized, 90,926,720 and 82,810,089 shares issued and outstanding as of December 31, 2025 and 2024, respectively)	91	83
Additional paid-in capital	228,647	72,755
Retained earnings (accumulated deficit)	25,418	(57,331)
Total stockholders' equity	254,156	15,507
Total liabilities and stockholders' equity	$347,734	$89,441

EXZEO GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(in thousands, except per share amounts)	2025	2024	2025	2024
Revenue	$53,316	$44,533	$216,980	$133,948
Cost of revenue	18,442	25,831	85,957	80,739
Gross profit	34,874	18,702	131,023	53,209
Operating expenses:
Selling, general and administrative	6,158	1,537	15,724	8,343
Research and development	1,761	1,496	8,830	6,514
Depreciation and amortization	141	90	479	335
Total operating expenses	8,060	3,123	25,033	15,192
Operating income	26,814	15,579	105,990	38,017
Investment income	2,039	209	4,302	548
Interest expense	—	(8)	—	(3,329)
Income from continuing operations, before taxes	$28,853	$15,780	$110,292	$35,236
Income tax expense from continuing operations	6,869	4,080	27,543	9,168
Income from continuing operations, after taxes	$21,984	$11,700	$82,749	$26,068
Income from discontinued operations, before taxes	$—	$—	$—	$25,854
Income tax expense from discontinued operations	—	—	—	6,601
Income from discontinued operations, after taxes	$—	$—	$—	$19,253
Net income	$21,984	$11,700	$82,749	$45,321
Dividends on preferred stock	—	—	—	(10,149)
Net income attributable to common stockholders	$21,984	$11,700	$82,749	$35,172
Basic and diluted earnings per share from continuing operations	$0.25	$0.15	$0.99	$0.20
Basic and diluted earnings per share from discontinued operations	$—	$—	$—	$0.24
Basic and diluted earnings per share	$0.25	$0.15	$0.99	$0.44

EXZEO GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(in thousands)	2025	2024	2025	2024
Net income	$21,984	$11,700	$82,749	$45,321
Other comprehensive income:
Change in unrealized gains on investments:
Net unrealized gains arising during the period	—	—	—	307
Net change in unrealized gains	—	—	—	307
Deferred income taxes	—	—	—	(77)
Other comprehensive income	—	—	—	230
Comprehensive income	$21,984	$11,700	$82,749	$45,551

EXZEO GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

	Years Ended December 31,
(in thousands)	2025	2024
Operating activities:
Net income	$82,749	$45,321
Less: Net income from discontinued operations	—	(19,253)
Net income from continuing operations	82,749	26,068
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation	2,636	3,379
Depreciation and amortization	2,934	2,361
Deferred income taxes	(5,096)	1,525
Foreign currency remeasurement losses	173	132
Changes in operating assets and liabilities:
Accounts receivable	(2,906)	—
Receivable from related parties	(8,221)	(1,836)
Prepaid expenses	(874)	(157)
Contract cost assets	3,689	(3,083)
Income taxes payable	5,554	4,224
Contract liabilities	18,884	15,496
Commissions payable	285	407
Accounts payable and accrued liabilities	434	442
Other liabilities	(33)	339
Other assets	(1)	(125)
Operating lease	91	94
Cash provided by operating activities	100,298	49,266
Investing activities:
Capital expenditures	(2,844)	(3,334)
Cash used in investing activities	(2,844)	(3,334)
Financing activities:
Redemption of redeemable preferred stock	—	(100,000)
Proceeds from issuance of notes payable, related party	—	100,000
Proceeds from initial public offering, net	156,205	—
Payments of issuance costs	(1,069)	—
Repurchase of common stock	(1,490)	(481)
Repayment of long-term debt	—	(2,994)
Dividends paid on redeemable preferred stock	—	(2,923)
Cash provided by (used in) financing activities	153,646	(6,398)
Effect of exchange rate changes on cash	(230)	(87)
Cash provided by continuing operations	250,870	39,447
Cash flows from discontinued operations:
Cash provided by operating activities from discontinued operations	—	142,645
Cash used in investing activities from discontinued operations	—	(189,186)
Cash provided by (used in) discontinued operations	—	(46,541)
Increase (decrease) in cash, cash equivalents, and restricted cash	250,870	(7,094)
Cash, cash equivalents, and restricted cash at beginning of period - continuing operations	54,502	15,055
Cash, cash equivalents, and restricted cash at beginning of period - discontinued operations	—	46,541
Cash, cash equivalents, and restricted cash at beginning of period	54,502	61,596
Cash, cash equivalents, and restricted cash at end of period - continuing operations	305,372	54,502
Cash, cash equivalents, and restricted cash at end of period - discontinued operations	—	—
Cash, cash equivalents, and restricted cash at end of period	$305,372	$54,502
Non-cash investing and financing activities:
Extinguishment of notes payable	$—	$155,000
Capital contribution from parent	$34	$2,615
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$34,223	$14,261
Cash paid for interest	$—	$3,472

EXZEO GROUP, INC. AND SUBSIDIARIES

Basic and Diluted Earnings Per Share

(Unaudited)

A summary of the numerator and denominator of basic and diluted earnings per common share from continuing operations is as follows:

	Three Months Ended December 31,		Years Ended December 31,
(in thousands, except per share amounts)	2025	2024	2025	2024
Numerator:
Income from continuing operations, after tax	$21,984	$11,700	$82,749	$26,068
Less: Dividends on preferred stock	—	—	—	(10,149)
Less: Income attributable to participating securities from continuing operations	(809)	(249)	(3,751)	(550)
Income attributable to common stockholders from continuing operations	$21,175	$11,451	$78,998	$15,369

Denominator:
Weighted-average basic shares outstanding	84,443	78,690	80,171	77,494
Weighted-average diluted shares outstanding	84,443	78,690	80,171	77,494
Basic and diluted earnings per share from continuing operations	$0.25	$0.15	$0.99	$0.20

Use of Non-GAAP Financial Measures (Unaudited)

In addition to results determined in accordance with GAAP, we use certain non-GAAP financial measures to evaluate our operating performance and make strategic decisions. These non-GAAP financial measures include Adjusted EBITDA, Adjusted Revenue, Adjusted EBITDA Margin and Free Cash Flow. Management believes these measures provide useful supplemental information for investors by facilitating comparisons of performance across reporting periods and with other companies in the industry, many of which use similar non-GAAP financial measures.

However, these non-GAAP financial measures are not prepared in accordance with GAAP, are not based on a standardized methodology, and may not be comparable to similarly titled measures used by other companies. They should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. These measures exclude items that may be significant to an understanding of our financial condition and results of operations under GAAP. The use of non-GAAP financial measures involves management judgment regarding which items to exclude or include. Accordingly, these measures have limitations and should be viewed as a supplement to, not a replacement for, our GAAP results. Management urges investors to review the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures included in this report and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA

We define Adjusted EBITDA as Income from continuing operations, after taxes adjusted to exclude income tax expense, interest expense, investment income, depreciation and amortization, and stock-based compensation expense. Management uses Adjusted EBITDA as a key measure of operating performance and to assess the results of the business excluding certain items that are not considered indicative of core operating results. Adjusted EBITDA should not be viewed in isolation or as a substitute for net income calculated in accordance with GAAP, and other companies may define Adjusted EBITDA differently.

The reconciliation of Income from continuing operations, after taxes to Adjusted EBITDA is as follows:

	Three Months Ended December 31,		Years Ended December 31,
(in thousands)	2025	2024	2025	2024
Income from continuing operations, after taxes	$21,984	$11,700	$82,749	$26,068
Income tax expense	6,869	4,080	27,543	9,168
Interest expense	—	8	—	3,329
Investment income	(2,039)	(209)	(4,302)	(548)
Depreciation and amortization	726	659	2,891	2,562
Stock-based compensation	476	551	2,636	3,379
Adjusted EBITDA	$28,016	$16,789	$111,517	$43,958

Adjusted Revenue

We define Adjusted Revenue as the portion of total revenue earned through services delivered directly via our proprietary platform technology. This metric excludes revenue associated with services primarily within claims management that are outsourced to a subsidiary of HCI. Although this revenue is recognized on a gross basis under GAAP because we are considered the principal in the transaction, the economics are largely neutral, as the related costs incurred from outsourced service providers closely match the revenue recognized. Management believes Adjusted Revenue provides investors with useful insight into the performance and scalability of our core platform services and reflects the revenue generated from internally delivered operations, excluding variability associated with outsourced service arrangements. This non-GAAP measure should not be considered in isolation or as a substitute for total revenue or any other performance measure calculated in accordance with GAAP.

The reconciliation of Revenue to Adjusted Revenue is as follows:

	Three Months Ended December 31,		Years Ended December 31,
(in thousands)	2025	2024	2025	2024
Revenue	$53,316	$44,533	$216,980	$133,948
Less: Outsourced claims fees	2,272	8,338	11,167	13,779
Adjusted Revenue	$51,044	$36,195	$205,813	$120,169

Adjusted EBITDA Margin

We define Adjusted EBITDA Margin as Adjusted EBITDA expressed as a percentage of Adjusted Revenue. This non-GAAP measure provides management and investors with additional insight into the Company's operating efficiency and the scalability of our business model, as it reflects our progress toward long-term profitability.

The reconciliation of Adjusted EBITDA Margin for the periods presented is as follows:

	Three Months Ended December 31,		Years Ended December 31,
(in thousands, except percentages)	2025	2024	2025	2024
Numerator: Adjusted EBITDA	$28,016	16,789	$111,517	$43,958
Denominator: Adjusted Revenue	51,044	36,195	205,813	120,169
Adjusted EBITDA Margin	54.9%	46.4%	54.2%	36.6%

Free Cash Flow

We define Free Cash Flow as net cash provided by operating activities less capital expenditures during the period. We believe information regarding Free Cash Flow provides useful information to management and investors because it is an indicator of strength and performance of our business operations after funding capital expenditures. Capital expenditures consist of capitalized software development costs and costs relating to property and equipment, such as computer hardware, office furniture and equipment, and leasehold improvements. Free Cash Flow should not be considered an alternative to net cash provided by operating activities, which is the most directly comparable GAAP measure, or as a measure of liquidity prepared in accordance with GAAP and may not be comparable to similar measures used by other companies.

The reconciliation of Free Cash Flow for the periods presented is as follows:

	Years Ended December 31,
(in thousands)	2025	2024
Cash provided by operating activities	$100,298	$49,266
Less: Capital expenditures	2,844	3,334
Free Cash Flow	$97,454	$45,932

Investor and Media Contact

Company Contact:

Bill Broomall, CFA

Vice President, Investor Relations

Exzeo Group, Inc.
wbroomall@exzeo.com

Investor Relations Contact:

Matt Glover and Clay Liolios
Gateway Group, Inc.
Tel: (949) 574-3860
XZO@gateway-grp.com